Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Kingstown Capital Management L.P.

Address of Joint Filer:	c/o Inflection Point Acquisition Corp.
34 East 51st Street, 5th Floor
New York, NY 10022

Relationship of Joint Filer to Issuer:	10% Owner, Director by deputization

Issuer Name and Ticker or Trading Symbol:	Inflection Point Holdings Corp. [IPAX]

Date of Event Requiring Statement:
(Month/Day/Year):	09/24/2021

Name of Joint Filer:	Kingstown Management GP LLC

Address of Joint Filer:	c/o Inflection Point Acquisition Corp.
34 East 51st Street, 5th Floor
New York, NY 10022

Relationship of Joint Filer to Issuer:	10% Owner, Director by deputization

Issuer Name and Ticker or Trading Symbol:	Inflection Point Holdings Corp. [IPAX]

Date of Event Requiring Statement:
(Month/Day/Year):	09/24/2021

Name of Joint Filer:	Michael Blitzer

Address of Joint Filer:	c/o Inflection Point Acquisition Corp.
34 East 51st Street, 5th Floor
New York, NY 10022

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer (Co-Chief Executive Officer)

Issuer Name and Ticker or Trading Symbol:	Inflection Point Holdings Corp. [IPAX]

Date of Event Requiring Statement:
(Month/Day/Year):	09/24/2021

Name of Joint Filer:	Guy Shanon

Address of Joint Filer:	c/o Inflection Point Acquisition Corp.
34 East 51st Street, 5th Floor
New York, NY 10022

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer (Co-Chief Executive Officer)

Issuer Name and Ticker or Trading Symbol:	Inflection Point Holdings Corp. [IPAX]

Date of Event Requiring Statement:
(Month/Day/Year):	09/24/2021